UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2013

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On March 1, 2013, OPKO Health, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with RXi Pharmaceuticals Corporation (“RXi”). Pursuant to the Asset Purchase Agreement, the Company has agreed to sell to RXi substantially all of its assets in the field of RNA interference (the “RNAi Assets”). As consideration for the RNAi Assets, at the closing of the Asset Purchase Agreement, RXi will issue to the Company 50 million shares of its common stock (the “APA Shares”). In addition, pursuant to the Asset Purchase Agreement, RXi will be required to pay to the Company up to $50 million in milestone payments upon the successful development and commercialization of each drug developed by RXi, certain of its affiliates or any of its or their licensees or sublicensees utilizing patents included within the RNAi Assets (each, a “Qualified Drug”). In addition, RXi will be required to pay to the Company royalties equal to: (a) a mid single-digit percentage of “Net Sales” (as defined in the Asset Purchase Agreement) with respect to each Qualified Drug sold for an ophthalmologic use during the applicable “Royalty Period” (as defined in the Asset Purchase Agreement); and (b) a low single-digit percentage of net sales with respect to each Qualified Drug sold for a non-ophthalmologic use during the applicable royalty period.

The closing of the purchase and sale of the RNAi Assets pursuant to the Asset Purchase Agreement (the “Asset Purchase Closing”) is expected to occur on March 12, 2013, subject to customary closing conditions and the consummation by RXi, contemporaneously with the Asset Purchase Closing, of a private placement transaction pursuant to which RXi raises aggregate gross proceeds of at least $10,000,000. Either the Company or RXi will be permitted to terminate the Asset Purchase Agreement if the Asset Purchase Closing has not occurred on or prior to March 15, 2013, unless such party’s breach of the Asset Purchase Agreement has prevented the consummation of the transactions contemplated thereby at or prior to such time.

Under the terms of the Asset Purchase Agreement, RXi has agreed to (1) file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the resale of the APA Shares under the Securities Act of 1933, as amended, no later than 45 days after all of the SPA Shares (as defined below) have been registered for resale (the “APA Filing Deadline”) and (2) use commercially reasonable efforts to have the registration statement declared effective within 90 days of the APA Filing Deadline (120 days in the event the Commission reviews the registration statement) (the “APA Effectiveness Deadline”). Subject to certain exceptions and limitations specified in the Asset Purchase Agreement, if RXI fails to meet the APA Filing Deadline, fails to meet the APA Effectiveness Deadline or fails to keep the registration statement continuously effective for the time period specified in the Asset Purchase Agreement, RXi will be required to pay to the Company an amount in cash equal to 2% of the total aggregate value of all APA Shares issued pursuant to the Asset Purchase Agreement (based on the average closing stock price of RXi’s common stock on the ten trading days ending one trading day prior to the Asset Purchase Closing) with respect to the initial date of such failure and every 30th day thereafter (pro rated for periods totaling less than 30 days).

The Asset Purchase Agreement also includes customary indemnification provisions; except that the maximum amount of the Company’s indemnification obligation is capped at $2 million, all of which may be paid in cash or by the surrender of shares of RXi common stock (at the RXi’s sole and absolute discretion).

Securities Purchase Agreement

On March 6, 2013, the Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with RXi and certain other accredited and institutional investors pursuant to which the Company agreed to buy an aggregate of 17,241,380 shares of RXi common stock (the “SPA Shares”) at a price of $0.145 per share. The other purchasers of RXi common stock under the Securities Purchase Agreement include Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, the Company’s Chairman of the Board and Chief Executive Officer, Hsu Gamma Investment, L.P., a limited partnership controlled by Jane H. Hsiao, the Company’s Vice Chairman and Chief Technical Officer, and other executive officers and directors of the Company.

The closing of the purchase and sale of the SPA Shares under the Securities Purchase Agreement (the “SPA Closing”) is expected to occur on March 12, 2013, subject to customary closing conditions and the consummation of the Asset Purchase Closing contemporaneously with the SPA Closing. In addition, the Company will not be required to consummate the SPA Closing unless RXi receives gross proceeds of at least $10 million from the sale of RXi common stock under the Securities Purchase Agreement to the Company and the other accredited and institutional investors party thereto. The Company and RXi will be permitted to terminate the Securities Purchase Agreement if the conditions to their respective obligation to consummate the SPA Closing are not satisfied on or before March 15, 2013.

Under the terms of the Securities Purchase Agreement, RXi has agreed to (1) file a registration statement with the Securities and Exchange Commission to register the resale of the SPA Shares under the Securities Act of 1933, as amended, no later than 60 days after the SPA Closing (the “SPA Filing Deadline”) and (2) use commercially reasonable efforts to have the registration statement declared effective within 90 days of the SPA Filing Deadline (120 days in the event the Commission reviews the registration statement) (the “SPA Effectiveness Deadline”). Subject to certain exceptions and limitations specified in the Securities Purchase Agreement, if RXI fails to meet the SPA Filing Deadline, fails to meet the SPA Effectiveness Deadline or fails to keep the registration statement continuously effective for the time period specified in the Securities Purchase Agreement, RXi will be required to pay to the Company an amount in cash equal to 1% of the aggregate purchase price paid by the Company for the SPA Shares purchased by it under the Securities Purchase Agreement with respect to the initial date of such failure and every 30th day thereafter (pro rated for periods totaling less than 30 days).

Item 7.01 Regulation FD Disclosure.

On March 7, 2013, the Company issued a press release announcing that it had entered into the Asset Purchase Agreement and a separate press release announcing that it had entered into the Securities Purchase Agreement. Copies of these press releases are being furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1 99.2	Press Release regarding entry into Asset Purchase Agreement. Press Release regarding entry into Securities Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

March 7, 2013	By:	/s/ Juan F. Rodriguez

Name: Juan F. Rodriguez
Title: Senior Vice President-Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release regarding entry into Asset Purchase Agreement.
99.2	Press Release regarding entry into Securities Purchase Agreement.